- - - - ------------------------------------------------------------------------------

                    SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C.  20549

                           --------------------

                                 FORM T-1

                    STATEMENT OF ELIGIBILITY UNDER THE
                     TRUST INDENTURE ACT OF 1939 OF A
                 CORPORATION DESIGNATED TO ACT AS TRUSTEE

                           --------------------


CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b)(2) ____

                          MERIDIAN TRUST COMPANY
           ---------------------------------------------------
           (Exact name of Trustee as specified in its charter)

        Pennsylvania                                      23-2332649
- - - - ------------------------------                        -------------------
(jurisdiction of incorporation                        (I.R.S. Employer
or organization if not a U.S.                         Identification No.)
national bank)

35 North Sixth Street
Reading, Pennsylvania                                          19601
- - - - ---------------------                                       ----------
(Address of principal                                       (Zip Code)
executive offices)


                              Michael Ruppel
                          35 North Sixth Street
                            Reading, PA 19601
                              (610) 655-3151
        ---------------------------------------------------------
        (Name, address and telephone number of agent for service)



                           PECO ENERGY COMPANY
           ---------------------------------------------------
           (Exact name of obligor as specified in its charter)


          Pennsylvania                                   23-0970240
- - - - ---------------------------------                     -------------------
(State or other jurisdiction                          (I.R.S. Employer
of incorporation or organization)                     Identification No.)


2301 Market Street
Philadelphia, Pennsylvania                                     19101
- - - - --------------------------                                  ----------
(Address of principal                                       (Zip Code)
executive offices)


                             DEBT SECURITIES
                   -----------------------------------
                   (Title of the indenture securities)

- - - - ------------------------------------------------------------------------------

Item 1.     General Information.
            --------------------

      Furnish the following information as to the Trustee:

      (a) Name and address of each examining or supervising authority to which it is subject.

            Federal Reserve Bank (3rd District), Ten Independence Mall, Philadelphia, Pennsylvania 19106.

            Department of Banking, Commonwealth of Pennsylvania, 333 Market Street, Harrisburg, Pennsylvania 17101.

      (b)   Whether it is authorized to exercise corporate trust powers.

            The Trustee is authorized to exercise corporate trust powers.


Item 2.     Affiliations with Obligor.
            --------------------------

      If the Obligor is an affiliate of the Trustee, describe each such affiliation.

            The Obligor is not an affiliate of the Trustee (or any of its affiliates, including Meridian Bancorp, Inc.).


Item 3.     Voting Securities of the Trustee.
            ---------------------------------

      Furnish the following information as to each class of voting securities of the Trustee:

                            As of May 20, 1994

- - - - ------------------------------------------------------------------------------
                     Col. A                             Col. B
                 Title of class                   Amount outstanding


 *Common Capital Stock - Par Value $1.00             *300,000 Shares
- - - - ------------------------------------------------------------------------------

      * All voting securities of the Trustee are owned by Meridian Asset Management, Inc., a Pennsylvania business corporation, all of whose voting securities are owned by Meridian Bancorp, Inc., a Pennsylvania business corporation.


Item 4.     Trusteeship under Other Indentures.
            -----------------------------------

     If the Trustee is a trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the Obligor are outstanding, furnish the following information:

      (a) Title of the securities outstanding under each such other indenture.

                  The Trustee is not a trustee under another indenture
            under which any other securities, or certificates of interest or participation in any other securities, of the Obligor are outstanding.

      (b) A brief statement of the facts relied upon as a basis for the claim that no conflicting interest within the meaning of
            Section 310(b)(1) of the Act arises as a result of the trust-eeship under any such other indenture, including a statement as to how the indenture securities will rank as compared with the securities issued under such other indenture.

                  No conflicting interest within the meaning of Section
            310(b)(1) of the Act arises because the Trustee is not a trustee under another indenture under which any other securi-ties, or certificates of interest or participation in any other securities, of the Obligor are outstanding.

Item 5.     Interlocking Directorates and Similar Relationships with the
            ------------------------------------------------------------
            Obligor or Underwriters.
            ------------------------

     If the Trustee or any of the directors or executive officers of the Trustee is a director, officer, partner, employee, appointee, or repre-sentative of the Obligor or of any Underwriter for the Obligor, identify each such person having any such connection and state the nature of each such connection.

      Mr. Joseph F. Paquette, Jr. is Chairman of the Board and a director of the Obligor and a director of Meridian Bancorp, Inc., the parent corporation of the Trustee. (See Note on page 8.)

      Mr. Walter J. Laird, Jr. is a Senior Vice President of Dean Witter Reynolds Inc., one of the Underwriters, and a director of Delaware Trust Capital Management, Inc., an affiliate of the Trustee. (See Note on page 8.)

Item 6.     Voting Securities of the Trustee Owned by the Obligor or its
            ------------------------------------------------------------
            Officials.
            ----------

     Furnish the following information as to the voting securities of the Trustee owned beneficially by the Obligor and each director, partner and executive officer of the Obligor:

                            As of May 20, 1994

- - - - ------------------------------------------------------------------------------

  Col. A               Col. B               Col. C               Col. D

                                                              Percentage of
                                                              voting securi-
                                                              ties represented
                                          Amount owned        by amount given
Name of owner       Title of class        beneficially        in Col. C

      *                    *                    *                     *
- - - - ------------------------------------------------------------------------------

     * The amount of voting securities of the Trustee (or any of its affiliates, including Meridian Bancorp, Inc.) owned beneficially by the Obligor and its directors, partners and executive officers, taken as a group, does not exceed one percent of the outstanding voting securities of the Trustee (or any of its affiliates, including Meridian Bancorp, Inc.). (See Note on page 8.)

Item 7.     Voting Securities of the Trustee Owned by Underwriters or
            ---------------------------------------------------------
            their Officials.
            ----------------

     Furnish the following information as to the voting securities of the Trustee owned beneficially by each Underwriter for the Obligor and each director, partner and executive officer of each such Underwriter:

                            As of May 20, 1994

- - - - ------------------------------------------------------------------------------

  Col. A               Col. B               Col. C               Col. D

                                                              Percentage of
                                                              voting securi-
                                                              ties represented
                                          Amount owned        by amount given
Name of owner       Title of class        beneficially        in Col. C

      *                    *                    *                     *
- - - - ------------------------------------------------------------------------------

     * The amount of voting securities of the Trustee (or any of its affiliates, including Meridian Bancorp, Inc.) owned beneficially by each Underwriter for the Obligor and its directors, partners and executive officers, taken as a group, does not exceed one percent of the outstand-ing voting securities of the Trustee (or any of its affiliates, including Meridian Bancorp, Inc.). (See Note on page 8.)


Item 8.     Securities of the Obligor Owned or Held by the Trustee.
            -------------------------------------------------------

      Furnish the following information as to securities of the Obligor owned beneficially or held as collateral security for obligations in default by the Trustee:

                            As of May 20, 1994

- - - - ------------------------------------------------------------------------------

  Col. A               Col. B               Col. C               Col. D

                                          Amount owned
                    Whether the se-       beneficially or
                    curities are          held as collat-     Percent of class
                    voting or non-        eral security       represented by
                    voting securi-        for obligations     amount given in
Title of class      ties                  in default          Col. C

      *                    *                    *                     *
- - - - ------------------------------------------------------------------------------

     * The Trustee (or any of its affiliates, including Meridian Bancorp, Inc.) does not own beneficially or hold as collateral security for obligations in default more than one percent of any class of outstanding securities of the Obligor. (See Note on page 8.)

Item 9.  Securities of Underwriters Owned or Held by the Trustee.
         --------------------------------------------------------

      If the Trustee owns beneficially or holds as collateral security for obligations in default any securities of an Underwriter for the Obligor, furnish the following information as to each class of securities of such Underwriter any of which are so owned or held by the Trustee:

                            As of May 20, 1994

- - - - ------------------------------------------------------------------------------

  Col. A               Col. B               Col. C               Col. D

                                          Amount owned
                                          beneficially or
                                          held as collat-
                                          eral security       Percent of class
Title of issuer                           for obligations     represented by
and title of        Amount outstand-      in default by       amount given in
class               ing                   Trustee             Col. C

      *                    *                    *                     *
- - - - ------------------------------------------------------------------------------

       * The Trustee (or any of its affiliates, including Meridian Bancorp, Inc.) does not own beneficially or hold as collateral security for obligations in default more than one percent of any class of any securities of an Underwriter for the Obligor. (See Note on page 8.)

Item 10.    Ownership or Holdings by the Trustee of Voting Securities of
            ------------------------------------------------------------
            Certain Affiliates or Security Holders of the Obligor.
            ------------------------------------------------------

     If the Trustee owns beneficially or holds as collateral security for obligations in default voting securities of a person who, to the knowl-edge of the Trustee (1) owns 10 percent or more of the voting securities of the Obligor or (2) is an affiliate, other than a subsidiary, of the Obligor, furnish the following information as to the voting securities of such person:

                            As of May 20, 1994

- - - - ------------------------------------------------------------------------------

  Col. A               Col. B               Col. C               Col. D

                                          Amount owned
                                          beneficially or
                                          held as collat-
                                          eral security       Percent of class
Title of issuer                           for obligations     represented by
and title of        Amount outstand-      in default by       amount given in
class               ing                   Trustee             Col. C

      *                    *                    *                     *
- - - - ------------------------------------------------------------------------------

      * The Trustee (or any of its affiliates, including Meridian
Bancorp, Inc.) does not own beneficially or hold as collateral security for obligations in default more than one percent of the voting securities of any person who, to the knowledge of the Trustee (or any of its affili-ates, including Meridian Bancorp, Inc.), (1) owns 10 percent or more of the voting securities of the Obligor or (2) is an affiliate, other than a subsidiary, of the Obligor. (See Note on page 8.)

Item 11.    Ownership or Holdings by the Trustee of any Securities of a
            -----------------------------------------------------------
            Person owning 50 Percent or More of the Voting Securities of
            ------------------------------------------------------------
            the Obligor.
            ------------

     If the Trustee owns beneficially or holds as collateral security for obligations in default any securities of a person who, to the knowledge of the Trustee, owns 50 percent or more of the voting securities of the Obligor, furnish the following information as to each class of securities of such person any of which are so owned or held by the Trustee:

                            As of May 20, 1994

- - - - ------------------------------------------------------------------------------

  Col. A               Col. B               Col. C               Col. D

                                          Amount owned
                                          beneficially or
                                          held as collat-
                                          eral security       Percent of class
Title of issuer                           for obligations     represented by
and title of        Amount outstand-      in default by       amount given in
class               ing                   Trustee             Col. C

      *                    *                    *                     *
- - - - ------------------------------------------------------------------------------

      * The Trustee (or any of its affiliates, including Meridian
Bancorp, Inc.) does not own beneficially or hold as collateral security for obligations in default more than one percent of any securities of a person who, to the knowledge of the Trustee (or any of its affiliates, including Meridian Bancorp, Inc.), owns 50 percent or more of the voting securities of the Obligor. (See Note on page 8.)

Item 12.    Indebtedness of the Obligor to the Trustee.
            -------------------------------------------

      Except as noted on the instructions, if the Obligor is indebted to the Trustee, furnish the following information:

                            As of May 20, 1994

- - - - ------------------------------------------------------------------------------

          Col. A                      Col. B               Col. C

Nature of indebtedness          Amount outstanding      Date due

$35,000,000 Line of Credit              --              Not applicable
$12,500,000 Line of Credit           $500,000           May 31, 1994
$1,000,000 Line of Credit               --              Not applicable
$1,000,000 Letter of Credit          $536,429           May 31, 1994
$302,049 Letter of Credit            $302,049           May 31, 1994
$224,380 Letter of Credit               --              Not applicable
$75,000 Letter of Credit                --              Not applicable
$10,000 Letter of Credit             $10,000            May 31, 1994

- - - - ------------------------------------------------------------------------------

      Meridian Bank, an affiliate of the Trustee, has established the foregoing lines and letters of credit totaling $50,111,429, which may be drawn upon by the Obligor. As of May 20, 1994, there was an aggregate of $1,348,478 outstanding on these lines and letters of credit.


Item 13.    Defaults by the Obligor.
            ------------------------

      (a) State whether there is or has been a default with respect to the securities under this indenture. Explain the nature of any such default.

                  There is not nor has there been a default with respect
            to the securities under this indenture.  (See Note on page
            8.)

      (b) If the Trustee is a trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the Obligor are outstanding, or is trustee for more than one outstanding series of securities under the indenture, state whether there has been a default under any such indenture or series, iden-tify the indenture or series affected, and explain the nature of any such default.

                  The Trustee is not a trustee under any other indenture
            under which any other securities, or certificates of interest or participation in any other securities, of the Obligor are outstanding and there has not been a default under any out-standing securities under this indenture. (See Note on page 8.)


Item 14.    Affiliations with the Underwriters.
            -----------------------------------

      If any Underwriter is an affiliate of the Trustee, describe each such affiliation.

      No Underwriter for the Obligor is an affiliate of the Trustee. (See Note on page 8.)


Item 15.    Foreign Trustee.
            ----------------

      Identify the order or rule pursuant to which the foreign trustee is authorized to act as sole trustee under indentures qualified or to be qualified under the Act.

      Not applicable.


Item  16.   List of Exhibits.
            -----------------

     List below all exhibits filed as part of this statement of eligibil-ity and qualification.

      1. A copy of the articles of incorporation of the Trustee as now in effect (incorporated by reference to Exhibit 1 to Form T-1 filed in Form S-3 Registration Statement of The Bell Tele-phone Company of Pennsylvania (Reg. No. 33-43712)).

      2. Certificate of authority of the Trustee to commence business (incorporated by reference to Exhibit 2 to Form T-1 filed in Form S-3 Registration Statement of The Bell Telephone Company of Pennsylvania (Reg. No. 33-43712)).

      3. Authorization of the Trustee to exercise corporate trust powers (incorporated by reference to Exhibit 3 to Form T-1 filed in Form S-3 Registration Statement of The Bell Tele-phone Company of Pennsylvania (Reg. No. 33-43712)).

      4. A copy of the existing by-laws of the Trustee (incorporated by reference to Exhibit 4 to Form T-1 filed in Form S-3

            Registration Statement of The Bell Telephone Company of Pennsylvania (Reg. No. 33-43712)).

      5. A copy of the indenture referred to in Item 4, if the Obligor is in default. Not applicable.

      6. The consent of the Trustee required by Section 321(b) of the Act.

      7. A copy of the latest report of condition of the Trustee as of the close of business on March 31, 1994, published pursuant to law or the requirement of its supervising or examining authority.

                                   NOTE
                                   ----

      Inasmuch as this Form T-1 is filed prior to the ascertainment by the Trustee of all facts on which to base responsive answers to Items 5, 6, 7, 8, 9, 10, 11, 13 and 14, the answers to said Items are based on incomplete information.

      Items 5, 6, 7, 8, 9, 10, 11, 13 and 14 may, however, be considered correct unless amended by an amendment to this Form T-1.

      In answering any items in this Statement of Eligibility that related to matters peculiarly within the knowledge of the Obligor, or its directors or officers, or an Underwriter for the Obligor (Items 5, 6, 7, 8, 9, 10, 11 and 13 particularly), the Trustee has relied upon informa-tion furnished to it by the Obligor and such Underwriter and the Trustee disclaims responsibility for the accuracy or completeness of such infor-mation.

                                SIGNATURE
                                ---------

      Pursuant to the requirement of the Trust Indenture Act of 1939, the Trustee, Meridian Trust Company, a corporation organized and existing under the laws of the Commonwealth of Pennsylvania, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Reading and the Commonwealth of Pennsylvania, on the 20th day of May, 1994.


                                          MERIDIAN TRUST COMPANY


                                    By: /s/ Michael Ruppel
                                        --------------------------------
                                    Name:   Michael Ruppel
                                    Title:  Account Officer

                            CONSENT OF TRUSTEE

    Pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939 and in connection with the proposed issue of up to $360,500,000 aggregate principal amount of PECO Energy Company Subordinated Debentures due to mature in 2043, we hereby consent that reports of examinations by federal, state, territorial, or district authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.




                                          MERIDIAN TRUST COMPANY


                                    By:     /s/ Michael G. Ruppel
                                        --------------------------------
                                    Name:       Michael G. Ruppel
                                    Title:      Account Officer


Dated:    May 25, 1994
       ------------------

CONSOLIDATED REPORTS OF CONDITION AND INCOME                         STATE 034
FOR A COMMERCIAL BANK OR A SAVINGS BANK WITH DOMESTIC OFFICES ONLY   Page RC-1
AND TOTAL ASSETS OF LESS THAN $100 MILLION                              (3-94)

- - - - ------------------------------------------------------------------------------
LEGAL TITLE OF BANK                           STATE BANK NO.

     MERIDIAN TRUST COMPANY                   --------------------------------
                                              FEDERAL RESERVE DISTRICT NO.
                                                THIRD
- - - - ------------------------------------------------------------------------------
CITY           COUNTY           STATE    ZIP CODE     CLOSE OF BUSINESS
  MALVERN        CHESTER          PA       19355        MARCH 31, 1994
- - - - ------------------------------------------------------------------------------


Consolidated Report of Condition for Insured Commercial and State-Chartered Savings Banks

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

Schedule RC -- Balance Sheet
                                                                  --------
                                                                  | C100 | <-
                                                    ----------------------
                       Dollar Amounts in Thousands  |           Mil Thou |
- - - - --------------------------------------------------------------------------
ASSETS                                              | ////////////////// |
 1. Cash and balances due from depository           | ////////////////// |
    institutions:                                   | ////////////////// |
    a. Noninterest-bearing balances and currency    | ////////////////// |
       and coin(1)(2) ............................  | RCON 0081        5 | 1.a.
    b. Interest-bearing balances(3) ..............  | RCON 0071      760 | 1.b.
 2. Securities:                                     | ////////////////// |
    a. HELD-TO-MATURITY SECURITIES (FROM SCHEDULE   | ////////////////// |
       RC-B, COLUMN A) ...........................  | RCON 1754      358 | 2.a.
    b. AVAILABLE-FOR-SALE SECURITIES (FROM          | ////////////////// |
       SCHEDULE RC-B, COLUMN D) ..................  | RCON 1773        0 | 2.b
 3. Federal funds sold and securities purchased     | ////////////////// |
    under agreements to resell:                     | ////////////////// |
    a. Federal funds sold(4) ...................... | RCON 0276        0 | 3.a.
    b. Securities purchased under agreements        | ////////////////// |
       to resell(5) ............................... | RCON 0277        0 | 3.b.
 4. Loans and lease financing receivables:          | ////////////////// |
    a. Loans and leases, net of unearned            | ////////////////// |
       income (from           ----------------------| ////////////////// |
       Schedule RC-C) ...... | RCON 2122        173 | ////////////////// | 4.a.
    b. LESS: Allowance       | //////////////////// | ////////////////// |
       for loan and          | //////////////////// | ////////////////// |
       lease losses ........ | RCON 3123          0 | ////////////////// | 4.b.
    c. LESS: Allocated       | //////////////////// | ////////////////// |
       transfer risk         | //////////////////// | ////////////////// |
       reserve ............. | RCON 3128          0 | ////////////////// | 4.c.
                              ----------------------| ////////////////// |
    d. Loans and leases, net of unearned income,    | ////////////////// |
       allowance, and reserve (item 4.a minus 4.b   | ////////////////// |
       and 4.c) ................................... | RCON 2125      173 | 4.d.
 5. Assets held in trading accounts ............... | RCON 3545        0 | 5.
 6. Premises and fixed assets (including            | ////////////////// |
    capitalized leases) ........................... | RCON 2145    1,003 | 6.
 7. Other real estate owned (from Schedule RC-M) .. | RCON 2150        0 | 7.
 8. Investments in unconsolidated subsidiaries and  | ////////////////// |
    associated companies (from Schedule RC-M) ..... | RCON 2130        0 | 8.
 9. Customers' liability to this bank on            | ////////////////// |
    acceptances outstanding ....................... | RCON 2155        0 | 9.
10. Intangible assets (from Schedule RC-M) ........ | RCON 2143        0 |10.
11. Other assets (from Schedule RC-F) ............. | RCON 2160    5,496 |11.
12. a. Total assets (sum of items 1 through 11) ... | RCON 2170    7,795 |12.a.
    b. Losses deferred pursuant to 12 U.S.C.        | ////////////////// |
       1823(j) (from Schedule RC-M) ............... | RCON 0306        0 |12.b.
    c. Total assets and losses deferred pursuant    | ////////////////// |
       to 12 U.S.C. 1823(j) (sum of items 12.a and  | ////////////////// |
       12.b) ...................................... | RCON 0307    7,795 |12.c.
                                                    ----------------------
- - - - ----------
(1) Includes cash items in process of collection and unposted debits. Report deposit accounts "due from" depository institutions that are overdrawn in Schedule RC, item 16, "Other borrowed money."
(2) The amount reported in this item must be greater than or equal to the sum of Schedule RC-M, items 2 and 3.
(3) Includes time certificates of deposit not held in trading accounts.
(4) Report "term federal funds sold" in Schedule RC, item 4.a, "Loans and leases, net of unearned income," and in Schedule RC-C, part I.
(5) Report securities purchased under agreements to resell that involve the receipt of immediately available funds and mature in one business day or roll over under a continuing contract in Schedule RC, item 3.a, "Federal funds sold."

                                                                     STATE 034
                                                                     Page RC-2
                                                                        (3-94)

Schedule RC -- Continued
                                                               --------
                                                               | //// | <-
                                             --------------------------
                Dollar Amounts in Thousands  | ///////////// Mil Thou |
- - - - -----------------------------------------------------------------------
LIABILITIES                                  | ////////////////////// |
13. Deposits:                                | ////////////////////// |
    a. In domestic offices (sum of totals    | ////////////////////// |
       of columns A and C from Schedule      | ////////////////////// |
       RC-E) ............................... | RCON 2200            0 |13.a.
       (1) Non-                              | ////////////////////// |
           interest   -----------------------| ////////////////////// |
           bearing(1) | RCON 6631          0 | ////////////////////// |13.a.(1)
       (2) Interest   | //////////////////// | ////////////////////// |
           bearing .. | RCON 6636          0 | ////////////////////// |13.a.(2)
                      -----------------------| ////////////////////// |
    b. In foreign offices, Edge and          | ////////////////////// |
       Agreement subsidiaries, and IBFs .... | ////////////////////// |
       (1) Non-interest bearing ............ | ////////////////////// |
       (2) Interest bearing ................ | ////////////////////// |
14. Federal funds purchased and securities   | ////////////////////// |
    sold under agreements to repurchase:     | ////////////////////// |
    a. Federal funds purchased(2) .......... | RCON 0278            0 | 14.a.
    b. Securities sold under agreements      | ////////////////////// |
       to repurchase(3) .................... | RCON 0279            0 | 14.b.
15. a. Demand notes issued to the U.S.       | ////////////////////// |
       Treasury ............................ | RCON 2840            0 | 15.a.
    b. TRADING LIABILITIES ................. | RCON 3548            0 | 15.b.
16. Other borrowed money:                    | ////////////////////// |
    a. WITH ORIGINAL MATURITY OF ONE YEAR    | ////////////////////// |
       OR LESS ............................. | RCON 2332            0 | 16.a.
    b. WITH ORIGINAL MATURITY OF MORE THAN   | ////////////////////// |
       ONE YEAR ............................ | RCON 2333            0 | 16.b.
17. Mortgage indebtedness and obligations    | ////////////////////// |
    under capitalized leases ............... | RCON 2910            0 | 17.
18. Bank's liability on acceptances executed | ////////////////////// |
    and outstanding ........................ | RCON 2920            0 | 18.
19. Subordinated notes and debentures....... | RCON 3200            0 | 19.
20. Other liabilities (from Schedule RC-G).. | RCON 2930        3,190 | 20.
21. Total liabilities (sum of items 13       | ////////////////////// |
    through 20) ............................ | RCON 2948        3,190 | 21.
                                             | ////////////////////// |
22. Limited-life preferred stock and         | ////////////////////// |
    related surplus ........................ | RCON 3282////////////0 | 22.
EQUITY CAPITAL                               | ////////////////////// |
23. Perpetual preferred stock and related    | ////////////////////// |
    surplus ................................ | RCON 3838            0 | 23.
24. Common stock ........................... | RCON 3230          300 | 24.
25. Surplus (exclude all surplus related     | ////////////////////// |
    to preferred stock) .................... | RCON 3839          477 | 25.
26. a. Undivided profits and capital         | ////////////////////// |
       reserves ............................ | RCON 3632        3,828 | 26.a.
    b. NET UNREALIZED HOLDING GAINS          | ////////////////////// |
       (LOSSES) ON AVAILABLE-FOR SALE        | ////////////////////// |
       SECURITIES .......................... | RCON 8434            0 | 26.b.
27. Cumulative foreign currency              | ////////////////////// |
    translation adjustments ................ | ////////////////////// |
28. a. Total equity capital (sum of items    | ////////////////////// |
       23 through 27) ...................... | RCON 3210        4,606 | 28.a.
    b. Losses deferred pursuant to 12 U.S.C. | ////////////////////// |
       1823(j) (from Schedule RC-M) ........ | RCON 0306            0 | 28.b.
    c. Total equity capital and losses       | ////////////////////// |
       deferred pursuant to 12 U.S.C.        | ////////////////////// |
       1823(j) (sum of items 28.a and 28.b). | RCON 3559        4,606 | 28.c.
29. Total liabilities, limited-life          | ////////////////////// |
    preferred stock, equity capital, and     | ////////////////////// |
    losses deferred pursuant to 12 U.S.C.    | ////////////////////// |
    1823(j) (sum of items 21, 22, and 28.c). | RCON 2257        7,795 | 29.
                                             --------------------------

Memorandum

TO BE REPORTED ONLY WITH THE MARCH REPORT OF CONDITION.

1. Indicate in the box at the right the
number of the statement below that best
describes the most comprehensive level of
auditing work performed for the bank by                         Number
independent external auditors as of any              ------------------
date during 1993 ................................... | RCON 6724    2 | M.1.
                                                     ------------------

1 = Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank
2 = Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)
3 = Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)
4 = Directors' examination of the bank performed by other external auditors
    (may be required by state chartering authority)
5 = Review of the bank's financial statements by external auditors
6 = Compilation of the bank's financial statements by external auditors
7 = Other audit procedures (excluding tax preparation work)
8 = No external audit work
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(1) Includes total demand deposits and noninterest-bearing time and savings deposits.
(2) Report "term federal funds purchased" in Schedule RC, item 16,
    "Other borrowed money."
(3) Report securities sold under agreements to repurchase that involve the receipt of immediately available funds and mature in one business day or roll over under a continuing contract in schedule RC, item 14.a, "Federal funds purchased."